Exhibit 99.1

Boston, United States Sydney, Australia 31 May 2018 AEST Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

GI Dynamics Announces Close of US$1.75 M

Convertible Note and Warrant Financing from Crystal Amber

BOSTON and SYDNEY – 31 May 2018 – GI Dynamics® Inc. (ASX:GID), a medical device company that is developing EndoBarrier® for patients with type 2 diabetes and obesity, is pleased to confirm that, further to the Company’s announcement on 2 May 2018, it has completed the US$1,750,000 convertible note and warrant financing from Crystal Amber Fund Limited. The financing was subject to approval by GI Dynamics’ stockholders, which approval was obtained and first announced at the Company’s Annual Meeting of Stockholders on 25 May 2018 Australian Eastern Standard Time (AEST).

The US$1,750,000 convertible note is convertible into CHESS Depositary Interests (CDIs) of the Company at a conversion price of US$0.018 per CDI. As part of the financing, GI Dynamics has also issued 97,222,200 warrants to Crystal Amber Fund, which entitles Crystal Amber Fund to subscribe for up to 97,222,200 CDIs (representing 1,944,444 shares of common stock of the Company) with an exercise price of US$0.018 per CDI.

Both the conversion price under the convertible note and the exercise price for the warrants are subject to potential adjustment as further detailed in the convertible note and the warrant agreements that were announced on 2 May 2018, respectively. Any CDIs to be issued upon the conversion of the convertible note or upon exercise of the warrant shall rank equally in all respects with all other CDIs on issue from the time of their allotment.

Further details of the convertible note and the warrant are detailed in the Company’s announcement dated 2 May 2018 and the Notice of Annual Meeting announced on 15 May 2018 as well as the attached Appendix 3B. The Appendix 3B also sets out certain details of (i) the options that have been issued to the Company’s director, Juliet Thompson, under the Company’s 2011 Employee, Director and Consultant Equity Incentive Plan and (ii) the convertible note issued to Crystal Amber Fund in June 2017, following certain approvals that were obtained from the stockholders at the Annual Meeting.

Boston, United States Sydney, Australia 31 May 2018 AEST Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

The funds raised in the convertible note and warrant financing will be used by GI Dynamics to fund the continued development of EndoBarrier and for general working capital purposes.

“We are pleased to have the continued support of Crystal Amber Fund,” said Scott Schorer, GI Dynamics president and chief executive officer. “We continue to believe in EndoBarrier as an effective treatment for patients diagnosed with type 2 diabetes and obesity, and are working hard to secure approval for a new study in the United States.”

Restrictions on Resale of Securities in the United States

Neither the convertible note, the warrants, nor any of the securities issuable under the convertible note or the warrant have not been registered under the Securities Act of 1933, as amended (Act), or any state securities laws, and until so registered may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state securities laws. This announcement is not an offer to sell, nor a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction or an applicable exemption therefrom.

About GI Dynamics

GI Dynamics®, Inc. (ASX:GID) is the developer of EndoBarrier®, the first endoscopically-delivered device therapy for the treatment of type 2 diabetes and obesity. EndoBarrier is not approved for sale and is limited by federal law to investigational use only. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information please visit www.gidynamics.com.

Boston, United States Sydney, Australia 31 May 2018 AEST Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

Forward-Looking Statements

This announcement may contain forward-looking statements. These forward-looking statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern, our ability to maintain compliance with our obligations under the Convertible Notes executed with Crystal Amber Fund Limited, obtaining and maintaining regulatory approvals required to market and sell our products; obtaining funding from third parties; the consequences of stopping the ENDO trial and the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; and risks related to assumptions regarding the size of the available market, the benefits of our products, product pricing, timing of product launches, future financial results and other factors, including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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